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                                                                    EXHIBIT 99.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Wolverine Tube, Inc. Savings Plan on Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James E. Deason, as Plan Trustee for the Wolverine Tube, Inc. Savings Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Wolverine Tube, Inc. Savings Plan.

A signed original of this written statement required by Section 906 has been provided to Wolverine Tube, Inc. and will be retained by Wolverine Tube, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ James E. Deason


James E. Deason
as Plan Trustee for the Wolverine Tube, Inc. Savings Plan
June 27, 2003